Exhibit 99.1

Contact:

Robert A. Ramirez, CFO – (305) 375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Third Quarter Results

•	Q3 pro forma EPS up 29% on a year over year basis

•	Q3 Revenues of $50.4 million and pro forma EPS of $0.09 in line with guidance

•	YTD pro forma operating income of $16.3 million, more than doubled from 2007

Miami, FL – November 5, 2008 – The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory firm, today announced its financial results for the third quarter, which ended September 26, 2008.

Third quarter 2008 revenue was $50.4 million, an 8% increase (9%, adjusting for currency) from the same period in 2007, driven by an 11% growth (13%, adjusting for currency) in The Hackett Group (excluding Technology Solutions). Pro forma diluted earnings per share were $0.09, up 29% in the third quarter of 2008, as compared to $0.07 in the third quarter of 2007. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables. GAAP diluted earnings per share were $0.11 in the third quarter of 2008, up 38% as compared to $0.08 in the third quarter of 2007.

At the end of the third quarter of 2008, the Company’s cash balances were $26.7 million, including marketable investments and restricted cash. During the third quarter of 2008, the Company repurchased approximately 1.1 million shares of its common stock at an average price of $6.02, for a total cost of approximately $6.5 million. For the nine months ended September 26, 2008, the Company repurchased approximately 3.5 million shares of its common stock at an average price of $4.59, for a total cost of approximately $16.2 million.

“We continue to be pleased with our strong operating results, especially given the increasing demands placed on our clients from the global economic turmoil,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “We must continue to ensure that our clients understand how our unique intellectual capital and implementation expertise helps them affect change in a targeted and timely manner.”

Based on the current economic outlook, the Company estimates total revenue for the fourth quarter of 2008 to be in the range of $46.0 million to $48.0 million and estimates pro forma diluted earnings per share to be in the range of $0.07 to $0.10. Incorporated in our guidance is the unfavorable impact from the recent decline in foreign currencies which will reduce quarterly revenues by approximately 4% and pro forma diluted earnings per share by $0.01. Additionally, the holiday season will result in an approximate 7% decrease in available billing days which will also negatively impact our fourth quarter results on a sequential basis.

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Other Highlights

Globalization Study – The Hackett Group released results from a new study showing that globalization of key business processes in finance and other back-office areas is expected to continue to see strong growth over the next three years, with companies increasing their use of offshore resources by over 50%. Hackett’s 2008 Globalization Performance study confirmed that companies can generate fairly comparable cost savings either by using a Business Process Outsourcer (BPO) or captive shared service center approach to globalization, with most companies driving cost reductions of 25-50%.

Procurement Book of Numbers Released – In October, Hackett released findings from its new Procurement Book of Numbers research, including a detailed Procurement Capabilities Model describing the specific changes companies need to make as they mature and seek to extend their value proposition from simply assuring supply to truly harnessing the power of supply markets and influencing business strategy and tactics. Hackett’s 2008 Procurement Book of Numbers research also reported that world-class organizations now spend 22% less than typical companies on procurement operations (.64% of spend for world-class companies versus .82% for typical companies), and operate with 37% fewer staff (49 per billion of US$ spend for world-class companies versus 76 for typical companies).

Expansion in Asia-Pacific Region – In early October, Hackett announced plans to extend its global reach and enhance its ability to offer industry-leading benchmarking, business advisory, and transformation services in Australia, Singapore, New Zealand and South Korea. For the South Korean market, Hackett signed an alliance agreement allowing LNH, Inc. to market Hackett’s offerings.

European Best Practices Conference – In October, more than 120 senior-level executives from the world’s largest companies attended Hackett’s Fourth Annual European Best Practices Conference in London. At the conference, Hackett featured findings from its 2008 Book of Numbers research series, which quantifies spending, staffing, economic return, and other key efficiency and effectiveness metrics of world-class performance in finance, IT, HR, procurement and other Selling, General & Administrative (SG&A) areas. The event also featured presentations by senior executives from more than 16 of the world’s most successful companies, including: Airbus, AREVA, Axa, Britvic, Canon Europe, Covidien, Daimler AG, Henkel, Intercontinental Hotels, Level 3, Nokia, Renault, SAP, Serco, Target Corp., and Vodafone.

Answerthink Business Milestones – Answerthink, a division of Hackett focused on providing, implementing and supporting SAP® solutions, announced several business milestones, including: the expansion of territory beyond the US by signing a partnership with SAP Canada, Inc.

At 5:00 P.M. ET on Wednesday, November 5, 2008, the senior management of The Hackett Group, Inc. (NASDAQ:HCKT - News), formerly known as Answerthink, Inc., will host a conference call to discuss third quarter earnings results for the period ending September 26, 2008.

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The number for the conference call is (800) 857-9601, [Passcode: Third Quarter, Leader: Ted A. Fernandez]. For International callers, please dial (210) 234-8000.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Wednesday, November 5, 2008 and will run through 5:00 P.M. ET on Wednesday, November 19, 2008. To access the rebroadcast, please dial (866) 417-5768. For International callers, please dial (203) 369-0736.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Wednesday, November 5, 2008 and will run through 5:00 P.M. ET on Wednesday, November 19, 2008. To access the replay of the call, visit http://www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group, Inc.

The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory firm, is a leader in best practice advisory, benchmarking, and transformation consulting services, including shared services, offshoring and outsourcing advice. Utilizing best practices and implementation insights from more than 4,000 benchmarking engagements, executives use The Hackett Group’s empirically-based approach to quickly define and implement initiatives to enable world-class performance. Through its REL brand, The Hackett Group offers working capital solutions focused on delivering significant cash flow improvements. Through its Hackett Technology Solutions group, The Hackett Group offers business application consulting services that help maximize returns on IT investments. The Hackett Group has worked with 2,700 major corporations and government agencies, including 97% of the Dow Jones Industrials, 73% of the Fortune 100, 73% of the DAX 30 and 50% of the FTSE 100.

Founded in 1991, The Hackett Group was acquired by Answerthink, Inc., which was renamed The Hackett Group, Inc. in 2008. The Hackett Group has global offices in the United States, Europe and India.

More information on The Hackett Group is available: by phone at (770) 225-7300; by e-mail at info@thehackettgroup.com; or on the Web at www.thehackettgroup.com.

# # #

Book of Numbers is a trademark of The Hackett Group.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products,

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services, or practices mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates as well as other risks detailed in our Company’s Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 26,	September 28,	September 26,	September 28,
	2008	2007	2008	2007
Revenue:
Revenue before reimbursements	$45,450	$41,834	$129,371	$118,500
Reimbursements	4,958	4,895	13,975	13,618

Total revenue	50,408	46,729	143,346	132,118

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $251 and $458 and $909 and $1,334 of stock compensation expense in the quarters and nine months ended September 26, 2008 and September 28, 2007, respectively) (1)	24,551	23,363	72,810	69,806
Reimbursable expenses	4,958	4,895	13,975	13,618

Total cost of service	29,509	28,258	86,785	83,424

Selling, general and administrative costs (includes $792 and $638 and $2,178 and $1,832 of stock compensation expense in the quarters and nine months ended September 26, 2008 and September 28, 2007, respectively) (1)	16,249	14,978	44,268	46,665
Collections from misappropriation	—	—	—	(350)

Total costs and operating expenses	45,758	43,236	131,053	129,739

Income from operations	4,650	3,493	12,293	2,379
Other income (expense):
Interest income	109	206	388	661
Interest expense	—	(1)	—	(94)

Income before income taxes	4,759	3,698	12,681	2,946
Income tax expense	123	112	253	247

Net income	$4,636	$3,586	$12,428	$2,699

Basic net income per common share:
Net income per common share	$0.12	$0.08	$0.30	$0.06
Weighted average common shares outstanding	40,008	44,144	40,983	44,545

Diluted net income per common share:
Net income per common share	$0.11	$0.08	$0.30	$0.06
Weighted average common and common equivalent shares outstanding	41,571	44,786	42,068	45,446

Pro forma data (2):
Income before income taxes	$4,759	$3,698	$12,681	$2,946
Stock compensation expense	1,043	1,096	3,087	3,166
Amortization of intangible assets	180	343	568	1,055
Professional fees related to the misappropriation	—	—	—	239
Collections from misappropriation	—	—	—	(350)

Pro forma income before income taxes	5,982	5,137	16,336	7,056
Pro forma income tax expense	2,393	2,055	6,534	2,822

Pro forma net income	$3,589	$3,082	$9,802	$4,234

Pro forma basic net income per common share	$0.09	$0.07	$0.24	$0.10
Weighted average common shares outstanding	40,008	44,144	40,983	44,545

Pro forma diluted net income per common share	$0.09	$0.07	$0.23	$0.09
Weighted average common and common equivalent shares outstanding	41,571	44,786	42,068	45,446

(1)	Certain items in the quarter and nine months ended September 28, 2007 have been reclassified to conform with the September 26, 2008 presentation. As a result, SGA for the second quarter, third quarter and fourth quarters of 2007 have been recast to $15,224, $14,978 and $14,081, respectively. In addition, personnel costs before reimbursable expenses for the second quarter, third quarter and fourth quarters of 2007 have been recast to $23,886, $23,363 and $22,047, respectively.
(2)	The Company provides pro forma earnings results (which exclude amortization of intangible assets, stock compensation expense, collections and professional fees related to the misappropriation and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP results are provided to enhance the users’ overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 26,	December 28,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$23,633	$20,061
Marketable investments	2,421	7,032
Accounts receivable and unbilled revenue, net	30,910	29,735
Prepaid expenses and other current assets	3,884	1,586

Total current assets	60,848	58,414

Restricted cash	600	600
Property and equipment, net	5,698	5,709
Other assets	1,727	2,434
Goodwill, net	67,010	68,302

Total assets	$135,883	$135,459

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,075	$3,970
Accrued expenses and other liabilities	33,074	29,047

Total current liabilities	37,149	33,017
Accrued expenses and other liabilities, non-current	2,774	3,623

Total liabilities	39,923	36,640

Shareholders’ equity	95,960	98,819

Total liabilities and shareholders’ equity	$135,883	$135,459

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The Hackett Group, Inc.

Supplemental Financial Data

(unaudited)

	Quarter Ended
	September 26, 2008	June 27, 2008	September 28, 2007
Revenue Breakdown by Group:
(in thousands)

The Hackett Group:
Benchmarking and Business Transformation (4)	$29,876	$29,167	$26,477
Executive Advisory Programs (5)	3,875	4,130	3,817

Total The Hackett Group	33,751	33,297	30,294

Hackett Technology Solutions (6)	16,657	15,803	16,435

Total Revenue	$50,408	$49,100	$46,729

Revenue Concentration:
(% of total revenue)

Top customer	8%	4%	3%
Top 5 customers	20%	18%	13%
Top 10 customers	31%	29%	22%

Key Metrics and Other Financial Data:
The Hackett Group annualized revenue per professional (in thousands)	$452	$462	$439
Executive Advisory Programs - Annualized Contract Value (in thousands) (3) (7)	$14,780	$14,636	$14,495
Hackett Technology Solutions consultant utilization rate	74%	73%	64%
Hackett Technology Solutions gross billing rate per hour	$166	$169	$168
Consultant headcount	566	548	566
Total headcount	747	729	753
Days sales outstanding (DSO)	56	65	59
Cash (used in) provided by operating activities (in thousands)	$12,929	$(1,556)	$9,373
Depreciation (in thousands)	$522	$508	$526
Amortization (in thousands)	$180	$191	$343

Share Repurchase Program:
Shares purchased in the quarter (in thousands)	1,073	675	1,187
Cost of shares repurchased in the quarter (in thousands)	$6,459	$2,959	$4,116
Average price per share of shares purchased in the quarter	$6.02	$4.39	$3.47
Remaining authorization (in thousands)	$4,848	$6,307	$5,268

(3)	We define “Annualized Contract Value” as of the beginning of the following quarter as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.
(4)	Comparison of a client’s demand drivers, costs and practices to a peer group in order to empirically identify and define an organization’s ability to improve performance at a process level and to identify and compare business practices utilized by world-class performers. Additionally, strategic consulting support that utilizes Hackett best practice implementation content and tools to enable clients to accelerate transformation to world-class performance.
(5)	Annual or multi-year contract that provides clients with on-demand access to world-class performance metrics, best practice repository, best practice research forums and conferences, and advice.
(6)	Best Practice Implementation of ERP Software, which is primarily Oracle and SAP, and business performance management solutions, which is primarily Hyperion.
(7)	Certain items in the quarter ended September 28, 2007 have been reclassified to conform with the September 26, 2008 presentation.